Exhibit 3.2

SECOND AMENDED & RESTATED BYLAWS

OF

AIMMUNE THERAPEUTICS, INC.

ARTICLE I

STOCKHOLDERS

Section 1.    Annual Meetings.

The Annual Meeting of Stockholders for the election of Directors and the transaction of such other business as may be brought before the meeting shall be held at any time during the fiscal year of the Corporation, on such day in such period as shall be designated by the Board of Directors and at such time and at such place within or without the State of Delaware as shall be fixed in the notice of the meeting. Directors shall be elected at the Annual Meeting. Other business may be transacted at the Annual Meeting, whether or not the notice calling the Annual Meeting indicated that such business would be transacted thereat. If the Annual Meeting is not held or Directors are not elected thereat, they may be elected at a Special Meeting of the Stockholders held for that purpose.

Section 2.    Special Meetings.

Special Meetings of the Stockholders may be called by any person or persons who may be authorized by law to do so. Special Meetings may be held at such time and place within or without the State of Delaware as may be specified in the notice thereof.

Section 3.    Notice of Meetings and Waiver of Notice.

(A)    Generally. A written notice of the date, place and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called shall be given to each Stockholder entitled to vote at such meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice shall be deemed to have been given when such notice is deposited in the United States mail, postage prepaid, directed to the Stockholder at his or her address as it appears on the books of the Corporation.

(B)    Waiver of Notice. Any Stockholder may, before or after any meeting, waive in writing or by attendance at such meeting without protest prior to the commencement thereof, any notice required by law or these Bylaws.

Section 4.    Stockholder Voting.

(A)    Quorum. At all meetings of Stockholders, holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for the transaction of business.

(B)    Entitlement to Vote. Each Stockholder of the Corporation shall be entitled to one vote for every share of stock standing in his or her name on the books of the Corporation at the date fixed for the determination of the persons entitled to vote at such meeting, and if no date has been fixed or if the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, then at the date thirty-five (35) days prior to the date of the meeting.

(C)    Majority Vote. In all matters other than the election of Directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

Section 5.    Actions by Written Consent of the Stockholders.

Any action which may be authorized or taken at a meeting of the Stockholders may be authorized or taken without a meeting, if a consent or consents in writing, setting forth the action to be authorized or taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be filed with or entered upon the records of the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 1.    Number, Duties, and Powers.

The number of Directors for the Corporation, which shall be at least the minimum number required by law, may be fixed or changed at a meeting of the Stockholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. The number of Directors to be elected at any such meeting shall be deemed to be the number of Directors fixed by the Stockholders, unless otherwise provided by resolution adopted at the meeting at which such Directors are elected. The Board of Directors shall manage and control the property, business and affairs of the Corporation.

Subject to limitations of the certificate of incorporation, of these Bylaws, and of the General Corporation Law of the State of Delaware (“DGCL”) as to action which shall be authorized or approved by the Stockholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

First:    To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law or with the certificate of incorporation or these Bylaws, as they may deem best.

Second:    To select and remove all the other officers of the Corporation, to prescribe such powers and duties for them as may not be inconsistent with law, with the certificate of incorporation or with these Bylaws and to require from them security for faithful service.

Third:    To change the principal office for the transaction of the business of the Corporation from one location to another within the same county, to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware; to designate any place within or without the State of Delaware for the holding of any shareholders’ meeting or meetings, to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such seal and such certificates shall at all times comply with the provisions of law.

Fourth:    To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful, as dividends or in consideration of money paid, labor done or services actually rendered to the Corporation or for its benefit or in its formation or reorganization, debts or securities canceled, or tangible or intangible property actually received, but neither promissory notes of the purchaser, unless secured by property other than the shares acquired or otherwise permitted by Delaware law, nor future services shall constitute payment or part payment for shares of the Corporation.

Fifth:    To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefor.

Sixth:    To declare dividends at such times and in such amounts as the condition of the affairs of the corporation may warrant.

Seventh:    Generally to exercise all of the powers and to perform all of the acts and duties that from time to time may be permitted by law appertaining to their office.

Section 2.    Membership and Term of Office.

The Directors shall be elected at the Annual Meeting of the Stockholders or at a Special Meeting of the Stockholders held for that purpose. Directors shall hold office until the next Annual Meeting of the Stockholders or until their successors are otherwise duly elected and qualified or until their earlier resignation, removal from office, or death. Directors need not be Stockholders of the Corporation.

Section 3.    Vacancies.

If, for any reason, a vacancy occurs in the Board of Directors, a majority of the remaining Directors though less than a quorum, or the sole remaining Director, shall have the power to elect a Director to fill such vacancy until the next succeeding election of Directors, or until a successor be duly elected, appointed or otherwise qualified to serve.

Section 4.    Meetings of Directors.

(A)    Regular Meetings. Regular Meetings of the Board of Directors may be held at such time and at such place as shall, from time to time, be determined by resolution of the Board of Directors and upon such notice, if any, as shall be so provided.

(B)    Special Meetings. Special Meetings of the Board of Directors may be held at such time and at such place as may be specified in the notice for such meeting. Special Meetings may be called by the Chairman of the Board, the President, or any two of the members of the Board.

(C)    Notice of Meetings. Notice of Regular Meetings may be given as the same shall be determined by resolution of the Board of Directors or as otherwise permitted by law. Notice of Special Meetings, setting forth the time and place thereof, shall be given to each Director by United States mail, telefax, telex, cablegram, couriered mail service, telephone, or in person. In case such notice is mailed, it shall be sent first class, postage prepaid, and shall be deposited in the United States mail at least four (4) days prior to the date of the meeting. In all other events, such notice shall be delivered not less than forty-eight (48) hours prior to such meeting.

(D)    Waiver of Notice. Any Director may, before or after any meeting, waive in writing any notice required by law, by the certificate of incorporation, or these Bylaws. Attendance in person or by means of participation through any communications equipment at any meeting without protesting the lack of proper notice prior to the commencement thereof shall be deemed a waiver of notice thereof.

(E)    Place of Meeting and Manner of Meeting. Any Regular or Special Meeting of the Board of Directors may be held at any place within or without the State of Delaware. Directors may participate in a meeting of the Board by attendance in person and/or by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Any action taken by the Board of Directors through such communications equipment shall have the same force and validity as if taken by the Board of Directors assembled in one location.

Section 5.    Quorum and Voting.

(A)    Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board.

(B)    Majority Vote. At any meeting at which a quorum is present, a majority of the voting Directors shall be sufficient to pass and approve any measure or resolution, unless the vote of a greater number is required by the certificate of incorporation or these Bylaws.

Section 6.    Action of Directors Without a Meeting.

Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting if approved and authorized by a writing or writings signed by all Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

Section 7.    Committees.

(A)    Generally. The Board of Directors may, from time to time, appoint certain of its members to act as a Committee or Committees of Directors, and subject to the provisions of this Section and the law of the State of Delaware, may delegate to any such Committee any of the authority of the Board, however conferred, other than that of filing vacancies among the Board of Directors or in any Committee of Directors. The Board of Directors may likewise appoint one or more Directors as alternate members of any such Committee, who may take the place of any absent member or members at any meeting of such Committee. Each such Committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board, and shall be subject to the control and direction of the Board. Each Committee shall keep regular minutes of its proceedings and shall report the same to the Board when required.

An act or authorization of any act by any such Committee within the authority delegated to it shall be effective for all purposes as the act or authorization of the Board of Directors. Unless otherwise provided by the Board of Directors, a majority of the members of any such Committee shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present, or the written consent of all of the members of any such Committee without a meeting, shall be necessary for the taking or approval of any action.

Each such Committee may prescribe such rules as it shall determine for calling and holding meetings and its method of procedure, subject to the provisions of this Section and any rules prescribed by the Board of Directors.

ARTICLE III

OFFICERS

Section 1.    General Provisions.

The Board of Directors shall appoint or elect as Officers of the Corporation a President, a Secretary and a Treasurer and, in its discretion, may appoint or elect as an Officer of the Corporation a Chairman of the Board. The Board may also appoint or elect as Officers of the Corporation one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other Officers of the Corporation as the Board may, from time to time deem necessary. The Chairman of the Board, if any, and the President, shall be members of the Board; however, none of the other Officers of the Corporation need be a Director. Any two (2) or more of such offices may be held by the same person.

Section 2.    Powers and Duties.

All Officers of the Corporation, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such offices. In the absence of any Officer of the Corporation, or for any other reason the Board may deem sufficient, the Board of Directors may delegate any or all of the powers or duties of such Officer of the Corporation to any other Officer(s) of the Corporation, to any Director(s), or to any combination thereof. Since the lawful purposes of this Corporation may include the acquisition and ownership of real property, personal property, all types of licenses and permits, and property in the nature of patents, copyrights, and trademarks and the protection of the Corporation’s property rights in its various licenses, permits, patents, copyrights, and trademarks, each of the Officers of the Corporation is empowered to execute any document necessary to protect, secure or vest the Corporation’s interest in and to real property, personal property, all types of licenses and permits, and its property protectable by patents, trademarks and copyright registration and to secure such patents, copyrights and trademark registrations.

Section 3.    Term of Office, Removal and Vacancies.

Each elected Officer of the Corporation shall hold office during the pleasure of the Board of Directors, until the next Annual Meeting of the Board of Directors or until his successor is elected, appointed, or until his earlier resignation, death, removal from office or retirement. The Board of Directors may remove any Officer of the Corporation or any Subordinate Officer at any time, with or without cause, by a majority vote of the members of the Board then in office. Any vacancy in any office may be filled by the Board of Directors.

Section 4.    Compensation of Officers.

Unless compensation is otherwise determined by a majority of the Directors at a Regular or Special Meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to another Officer or Officers of the Corporation, the Chief Executive Officer of the Corporation, from time to time, shall determine the compensation to be paid to all Officers of the Corporation and other employees for services rendered to the Corporation.

Section 5.    Chief Executive Officer.

The Board of Directors shall elect or appoint either the Chairman of the Board (if a Chairman of the Board shall be elected or appointed) or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer, in order to assist him in undertaking and performing his duties hereunder, may create or organize various operating Groups or Divisions within the Corporation. Subject to the discretion of the Board, the Chief Executive Officer of the Corporation shall have general executive supervision over and direction of all the Corporation’s business, affairs and property, and over the Officers of the Corporation and its Subordinate Officers and shall see that all orders and resolutions of the Board are carried into effect. Unless otherwise prescribed by the Board of Directors, the Chief Executive Officer may execute any and all documents in the name of the Corporation without the counter-signature of any other Officer of the Corporation or Subordinate Officer being required.

Section 6.    Chairman of the Board.

If a Chairman of the Board shall be elected, he shall preside at all meetings of the Board of Directors. In the event a Chairman of the Board shall not have been elected, the President of the Corporation shall preside at all meetings of the Board of Directors. The Chairman of the Board may execute any and all documents in the name of the Corporation, and shall have such other authority and perform such other duties as may be prescribed by the Board.

Section 7.    Subordinate Officers.

Officers of the Corporation may appoint “Subordinate Officers”. The Subordinate Officers so appointed by the Officers of the Corporation and not directly elected or appointed by action of the Board of Directors are not to be deemed “Officers of the Corporation” for the purpose of this Article and, therefor, the authority and duties of such Subordinate Officers shall be circumscribed so as not to exceed, impair or contravene the authority and duties of any other Officer of the Corporation, including the Officer of the Corporation appointing such subordinate.

Section 8.    President.

The President shall, subject to the Board of Directors and the Chief Executive Officer, if the President has not been elected or appointed Chief Executive Officer, have general supervision, direction and control of the business and of other Officers and employees of the Corporation. He shall preside at all meetings of the Stockholders and, if there is no regular, appointed Chairman of the Board or if such Chairman is absent, at all meetings of the Board of Directors. He shall be ex officio a member of all standing Committees, including the Executive Committee, if any, and shall have general powers and duties of management, together with such other powers and duties as may be prescribed by the Board of Directors.

Section 9.    Vice Presidents.

Each Vice President shall have such powers and authority and shall perform such other duties as from time to time may be prescribed for him by the Chief Executive Officer or the Board of Directors.

Section 10.    Secretary.

The Secretary shall keep, or cause to be kept, a book of minutes at an office of the Corporation, or such other place as the Chief Executive Officer may order or approve, of all meetings of Directors and Stockholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at Stockholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at an office of the Corporation or at the office of the Corporation’s transfer agent, a share register or a duplicate share register showing the names of the Stockholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the Stockholders and of the Board of Directors required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the Chief Executive Officer, the Board of Directors or these Bylaws.

Section 11.    Assistant Secretaries.

The Assistant Secretaries shall each have the power to perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Chief Executive Officer, the Board of Directors or these Bylaws.

Section 12.    Treasurer.

The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

The Treasurer shall cause the deposit of all moneys and other valuables in the name and to the credit of the Corporation. The Treasurer shall be responsible for the proper disbursement of the funds of the Corporation as may be ordered by the Board of Directors and shall render to the Chief Executive Officer or the Directors, whenever they request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall cause the preparation of an annual budget of income and expenses for each calendar or fiscal year for delivery to the Board of Directors and shall be responsible for the handling of finances in connection therewith. The Treasurer shall have such other powers and shall perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors.

Section 13.    Assistant Treasurers.

The Assistant Treasurers shall each have the power to perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Chief Executive Officer, the Board of Directors or these Bylaws.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHERS

Section 1.    Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any Director or Officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 of this Article, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

Section 2.    Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Section 3.    Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any Officer or Director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IV or otherwise.

Section 4.    Determination.

If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article IV is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 5.    Non-Exclusivity of Rights.

The rights conferred on any person by this Article IV shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of Stockholders or disinterested directors or otherwise.

Section 6.    Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 7.    Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 8.    Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IV shall continue notwithstanding that the person has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

Section 9.    Amendment or Repeal.

The provisions of this Article IV shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a Director or Officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IV the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former Directors and Officers of the Corporation, the rights conferred under this Article IV are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any Directors or Officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such Director or Officer commencing service as a Director or Officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an Officer or Director of the Corporation in effect prior to the time of such repeal or modification.

ARTICLE V

SHARES

Section 1.    Form of Certificates and Signatures.

Each holder of shares is entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by such Stockholder in the Corporation, but no certificates for shares shall be executed or delivered until such shares are fully paid. Any or all the signatures on the certificate may be a facsimile.

Section 2.    Transfer of Shares.

Shares of the Corporation shall be transferable upon the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

Section 3.    Lost, Stolen, or Destroyed Certificates.

The Corporation may issue a new certificate for shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed and upon the making of an affidavit of that fact by the person claiming the certificate to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to give the Corporation a bond in such sum and containing such terms as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section 4.    Transfer Agents and Registrars.

The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars or any of them.

Section 5.    Additional Authority.

The Board of Directors shall have authority to make all such rules and regulations consistent with any applicable laws, the certificate of incorporation and these Bylaws as it may deem necessary or desirable concerning the issuance, execution and delivery, transfer and registration, surrender and cancellation of certificates for shares of the Corporation.

ARTICLE VI

SEAL

The Board of Directors may, in its discretion, adopt, use and alter a Corporate Seal. Failure to affix a Corporate Seal shall not affect the validity of any document or instrument executed on behalf of the Corporation or by any of its duly authorized Directors, Officers, employees or agents.

ARTICLE VII

SECURITIES HELD BY THE CORPORATION

Section 1.    Transfer of Securities Owned by the Corporation.

All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by an Officer of the Corporation or by any other person or persons so authorized by the Board of Directors.

Section 2.    Voting Securities held by the Corporation.

Any Officer of the Corporation or any other person so authorized by the Board of Directors shall have full power and authority on behalf of the Corporation, in person or by proxy or proxies appointed by such person, to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended, altered, or repealed, in whole or in part, by a majority of a quorum of the Stockholders or the Board of Directors (subject always to the power of the Stockholders to change such action of the Board of Directors) at any Annual or Special Meeting of the Stockholders or the Directors or upon the written consent of the Stockholders or the Directors without a formal meeting. Any amendments or alterations to these Bylaws made by the Board of Directors shall be reported to the Stockholders at the Annual Meeting of the Stockholders for their review, ratification, and approval.